CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No.1 to Registration Statement No. 333-143792 of First Trust Active Dividend Income Fund on Form N-2 of our report dated July 20, 2007, appearing in the Statement of Additional Information, which is a part of such Registration Statement. We also consent to the reference to us under the caption "Independent Registered Public Accounting Firm" also appearing in the Statement of Additional Information.

DELOITTE & TOUCHE LLP
Chicago, IL

July 20, 2007